Exhibit 4.1

                            Articles of Incorporation
                              (PURSUANT TO NRS 78)

1. NAME OF CORPORATION: PAN International Gaming Inc.

2. RESIDENT AGENT: (designated resident agent and his STREET ADDRESSES in Nevada where process can be served) Name of Resident Agent: The Corporation Trust Company of Nevada Street Address: 1 East First Street, Reno, Nevada 89501

3. SHARES: (number of shares the corporation is authorized to issue) Number of shares with our value: 50,000,000 Par Value .001 Number of shares without par value: 0

4. GOVERNING BOARD: Shall be styled as (check one): x Directors Trustees The FIRST BOARD OF DIRECTORS shall consist of 2 members and the names and addresses are as follows (attach additional pages if necessary): See 1 in Addendum

5. PURPOSE (optional - see reverse side): The purpose of the corporation shall be:

6. OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information pursuant to NRS
78.037 or any other information you deem appropriate. If any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction. Number of pages attached 1.

SIGNATURE OF INCORPORATORS: the names and addresses of each of the Incorporators signing the articles: (signature must be notarized) (Attach additional pages if there are more than two incorporators.)

S. Johnson
520 Pika Street, Suite 2610
Seattle WA 98101

/s/ S Johnson

State of Washington County of King

This instrument was acknowledged before me on Oct. 28, 1998 by S. Johnson as incorporator of PAN International Gaming Inc.

[illegible]

Notary Public Signature

D. McPhearson
520 Pika Street, Suite 2610
Seattle WA 98101

/s/ D. McPhearson

State of Washington County of King

This instrument was acknowledged before me on October 28, 1998 by D. McPhearson as incorporator of PAN International Gaming Inc.

[illegible]

Notary Public Signature

8. CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

The Corporation Trust Company of Nevada hereby accepts appointment as Resident Agent of the above named corporation.

/s/ [illegible]

Signature of Resident Agent
October 28, 1998
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                                    Addendum

1.     Name:          Jerry Cornwell
       Address:       14424 SE 78th Way
       City:          Newcastle
       State:         WA
       Zip:           98059

       Name:          Kenneth A. Burns, Esq.
       Address:       3320 Whiskey. Sierra Avenue, Ste. 380
       City:          Las Vegas
       State:         NV
       Zip:           89102